CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                      EXCALIBUR TECHNOLOGIES CORPORATION

                   ----------------------------------------
                   Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                         Law of the State of Delaware
                   -----------------------------------------


            The undersigned, being the President of EXCALIBUR TECHNOLOGIES CORPORATION (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:
            FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the opening paragraph of ARTICLE FOURTH thereof as it now exists and inserting in lieu and instead thereof a new opening paragraph of Article FOURTH, reading as follows:

            "FOURTH: The Corporation will have authority to issue Forty-One Million (41,000,000) shares of Capital Stock of which Forty Million (40,000,000) shares are Common Stock, $.01 par value per share (the "Common Stock") and One Million (1,000,000) shares are Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 49,587 shares are designated as Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock")."





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            SECOND:     That such amendment has been duly adopted in
accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.
            IN WITNESS WHEREOF, I have signed this Certificate this 28th day of June, 1996.

                                    EXCALIBUR TECHNOLOGIES CORPORATION


                                    By:/s/Patrick C. Condo, President
                                       -------------------------------
                                          Patrick C. Condo, President

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